UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2024

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Form 8-K (this “Amendment No.1”) is being filed as an amendment to the Current Report on Form 8-K of iCoreConnect, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission on September 16, 2024 (the “Original Filing”). The purpose of this Amendment No. 1 is solely to correct the time of the re-commencement of the adjourned Special Meeting described in the Original Filing.

Item 8.01. Other Events.

iCoreConnect Inc., (the “Company”) convened its Special Meeting of Stockholders (the “Special Meeting”) virtually via the Internet at www.virtualshareholdermeeting.com/ICCT2024SM on September 16, 2024, at 9:00 a.m. Eastern Time. After counting the number of shares present in person and by proxy, it was determined that a quorum for the transaction of business at the Special Meeting was not present. A vote of shares present was held to adjourn the Special Meeting until September 19, 2024, at 10:00 a.m. Eastern Time.

Therefore, the Special Meeting has been adjourned until September 19, 2024, at 10:00 a.m. Eastern Time, at the same virtual location via the Internet, www.virtualshareholdermeeting.com/ICCT2024SM. All business to be transacted at the Special Meeting remains the same.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: September 17, 2024	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

3